Exhibit 99.1

NEWS for Immediate Release

MANITOWOC CONTINUES TO SET SALES AND EARNINGS RECORDS
WITH STRONG PERFORMANCE IN SECOND QUARTER OF 2006

•                  Second-quarter revenue increased 27 percent to a record $746 million

•                  Second-quarter diluted earnings from continuing operations, excluding special items, were a record $0.82 per share, an increase of 100 percent from 2005

•                  Crane segment continues to deliver outstanding performance

•                  Five-fold increase in Economic Value-Added® (EVA) through the first six months

•                  Cash from continuing operations totals $39.7 million for the first six months

•                  Company reaffirms recently revised full-year guidance of $2.50 to $2.60 per share, excluding special items

MANITOWOC, Wis. – July 26, 2006 – The Manitowoc Company (NYSE: MTW) today reported record levels of net sales and earnings for the second quarter ended June 30, 2006. Net sales increased 27 percent to $746.2 million from $589.6 million during the second quarter of 2005. Reported earnings per diluted share were $0.67 for the second quarter of 2006 compared to $0.39 for the second quarter of 2005.

Excluding the cost associated with a bond redemption during the 2006 quarter and the effect of similar debt reduction costs and discontinued operations during the 2005 quarter, second-quarter earnings per diluted share from continuing operations increased 100 percent to $0.82 in 2006, up from $0.41 for the second quarter of 2005. A reconciliation of GAAP earnings to earnings before special items for the three and six months ended June 30, 2006 and 2005 is included later in this release.

“The Manitowoc Company’s outstanding financial performance reflects our leading position in the global lifting industry coupled with continued solid contributions from our Foodservice and Marine segments,” said Terry D. Growcock, Manitowoc’s chairman and chief executive officer. “Manitowoc Crane Group’s backlog exceeded $1 billion during the quarter. By continuing to place orders for our cranes and related products, our customers continue to validate our product and service leadership positions. We leveraged that customer demand into record revenue for the group, while significantly improving operating margins during the second quarter.”

“Since the end of the quarter, we have announced our intent to explore a strategic acquisition in the Foodservice segment,” Growcock said. “While we are restricted from providing in-depth comments on that proposal at this time, as we previously stated this possible transaction is consistent with our strategic direction and would create a similar global product and service leadership model in our Foodservice segment that has proven so successful in our Crane segment.”

Business Segment Results

Second-quarter 2006 net sales in the Crane segment increased 33 percent to $570.0 million, from $427.0 million in the second quarter of 2005. Operating earnings for the second quarter of 2006 increased 113 percent to $75.6 million, from $35.5 million in the same period last year. The strength of the Crane segment’s end markets is reflected in its backlog, which totaled $1.1 billion, an increase of 13 percent from March 31, 2006, and up 110 percent from June 30, 2005.

“Our Crane segment again delivered exceptionally strong performance,” Growcock said. “Operating margins reached 13.3 percent for the quarter as we are enjoying the benefits of higher throughput in our factories. Product demand remains strong in all regions and across all product categories. The $1 billion backlog milestone confirms that our customers see long-term demand for technologically advanced lifting equipment. We are minimizing the impact on lead times by streamlining manufacturing operations, using best-in-class sourcing programs to maintain supply chain integrity, and ramping up production in our new Chinese manufacturing facility.”

In the Foodservice segment, second-quarter 2006 net sales increased 9 percent to $113.3 million from $103.7 million last year. Operating earnings for the second quarter of 2006 were $17.8 million, a 9 percent increase from the prior-year period. The solid increase in both revenue and operating profit reflects the benefits of new product introductions, operating efficiencies from an earlier plant consolidation in our refrigeration operations, and higher demand in comparison to the 2005 quarter, which experienced cooler-than-normal weather across much of the country.

“Foodservice experienced a very strong quarter,” Growcock said. “New products in the ice division have increased our domestic share in that market to record levels. Furthermore, we believe that additional growth opportunities will result as several national restaurant accounts are developing site refresh/renovation plans for later this year or in early 2007. This should also benefit our beverage business, where we completed a niche acquisition during the quarter that expanded our product line and deepened strategic vendor relationships. Refrigeration continues to benefit from last year’s plant consolidation activities and ongoing Six Sigma initiatives. The Foodservice segment should also begin to reap the benefits in 2007 from the staggered roll-outs this year of our new ERP system and establishment of a shared services organization that will consolidate certain backroom functions across the group. This is an important investment that is necessary to meet our long-term growth and profitability objectives.”

Revenues for the Marine segment during the second quarter of 2006 rose 7 percent to $62.9 million from $58.9 million in the second quarter of 2005. Operating earnings for Marine were $1.9 million in the second quarter of 2006 compared to an operating loss of $0.6 million in the second quarter of 2005.

“The Marine segment posted another quarter of improved profitability,” Growcock said. “Our largest single project, the Littoral Combat Ship for the U.S. Navy, remains on schedule for its September launch and the recent award of the Coast Guard’s RB-M project will further strengthen our position in government programs. On the commercial side, our backlog of several OPA-90 tank barges, which is among the largest of any US shipbuilder, will provide a steady stream of repeat work that leverages the strengths of our facilities and workforce,” Growcock said.

Strategic Priorities

“Manitowoc’s Vision 2010 is the next generation of our management roadmap that we are using to guide our efforts in creating value for the company’s shareholders,” Growcock said. “This simple objective – value creation – is the end result of hundreds of decisions that the company’s managers make on a daily basis. We focus these decisions into several broad strategic priorities, each of which must ultimately lead to value creation. Our six strategic priorities are outlined below.”

Growth:  We seek to achieve and maintain global market leadership in our Crane and Foodservice businesses. The Crane segment has benefited from a series of strategic acquisitions that generated strong global cross-selling and manufacturing opportunities. Management believes that similar opportunities exist in the Foodservice segment. The Marine segment is focused on specific product niches within its Great Lakes base of operations that provide solid opportunities and long-term profit potential.

Innovate:  We understand our customers and their needs, and we work with them to develop new products that enhance their businesses. For example, our Foodservice segment recently launched several products that deliver a basic beverage component – ice – in crushed or cube form at the customers’ preference. Our new residential line of ice machines brings Manitowoc’s commercial-quality ice into the home, office, or small business.

Customer Focus:  Our products are world-class and so is our aftermarket support. Our Crane CARE network provides 24/7 support to crane operators around the world. By year end, we will have expanded our call center networks to Europe and Asia, so customers in those regions can access real-time technical expertise to keep their Manitowoc Crane Group products running smoothly, efficiently, and productively.  The Foodservice segment’s ongoing commitment to an ERP system will also enhance customer focus, providing national accounts with a unified front for their purchasing needs.

Excellence in Operations:  Strong market demand puts a premium on operational excellence.  The ability to deliver high-quality products on schedule and within acceptable pricing parameters during times of robust market activity is a key to Manitowoc’s long-term success.  We leverage our global scale through enterprise-wide adoption of global sourcing strategies, Six Sigma, and other methodologies to ensure that our customers have total confidence in our commitment to meeting their needs.

People and Organizational Development:  We identify and train leaders on a global basis through a series of personnel and management development programs.  These programs not only ensure that critical positions are staffed with talented managers, but that high potential leaders are nurtured and retained for long-term management and executive roles.

Create Value:  The upturn in our end markets as well as our numerous strategies to capitalize on this trend have resulted in Manitowoc’s generation of shareholder value, as measured by the EVA methodology, of more than $52 million through the first six months of 2006.  Throughout 2006, our focus on working capital, raw material sourcing, competitive pricing, and world-class manufacturing have enabled Manitowoc to significantly exceed our historical EVA metrics, and we hold ourselves to continued high standards of value creation.

Earnings Guidance

“Given our strong financial performance this quarter, we are confirming our recently revised 2006 earnings guidance of $2.50 to $2.60 per share, excluding special items,” said Growcock. “This latest revision now represents a range that is 38 percent to 45 percent higher than our guidance at the beginning of the year.” As a result of the $0.15 second-quarter charge for early extinguishment of debt, GAAP earnings guidance for the full year is in the range of $2.35 to $2.45 per share.

In this release, the company refers to various non-GAAP measures. The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items.  In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share from continuing operations before special items reconcile to earnings from continuing operations presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net earnings	$42.2	$24.1	$71.9	$30.5
Special items, net of tax (at statutory rate):
(Gain) loss from discontinued operations	—	0.4	0.3	(0.1)
Post acquisition claim settlement	—	—	(0.8)	—
Early extinguishment of debt	9.4	0.5	9.4	5.9
Earnings from continuing operations before special items	$51.6	$25.0	$80.8	$36.3

Diluted earnings per share	$0.67	$0.39	$1.15	$0.50
Special items, net of tax (at statutory rate):
(Gain) loss from discontinued operations	—	0.01	0.01	0.00
Post acquisition claim settlement	—	—	(0.01)	—
Early extinguishment of debt	0.15	0.01	0.15	0.10
Diluted earnings per share from continuing operations before special items	$0.82	$0.41	$1.29	$0.59

The Manitowoc Company will host a conference call tomorrow, July 27, at 10:00 a.m., Eastern Time. The call will also be broadcast live via the Internet at Manitowoc’s Web site: http://www.manitowoc.com.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

•                    anticipated changes in revenue, margins, and costs,

•                    new crane and foodservice product introductions,

•                    successful and timely completion of facility expansions,

•                    foreign currency fluctuations,

•                    increased raw material prices,

•                    the risks associated with growth,

•                    geographic factors and political and economic risks,

•                    actions of company competitors,

•                    changes in economic or industry conditions generally or in the markets served by our companies,

•                    anticipated refresh/renovation plans by national restaurant accounts,

•                    efficiencies and capacity utilization at our facilities,

•                    work stoppages and labor negotiations,

•                    government approval and funding of projects,

•                    the ability of our customers to receive financing, and

•                    the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended March 31, 2006.

For more information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2006 and 2005
(In millions, except share and per-share data)

INCOME STATEMENT
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$746.2	$589.6	$1,379.1	$1,099.9
Cost of sales	574.2	475.3	1,072.0	888.7
Gross profit	172.0	114.3	307.1	211.2

Engineering, selling and administrative expenses	86.8	68.5	165.7	136.4
Amortization expense	0.8	0.8	1.5	1.6
Operating earnings	84.4	45.0	139.9	73.2
Interest expense	(10.9)	(13.3)	(22.6)	(26.1)
Loss on debt extinguishment	(14.4)	(0.8)	(14.4)	(9.1)
Other income — net	1.2	0.2	0.3	1.5
Earnings from continuing operations before taxes on income	60.3	31.1	103.2	39.5
Provision for taxes on income	18.1	6.6	31.0	9.1
Earnings from continuing operations	42.2	24.5	72.2	30.4
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	—	(0.4)	(0.3)	0.1
NET EARNINGS	$42.2	$24.1	$71.9	$30.5

BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$0.69	$0.41	$1.18	$0.51
Earnings (loss) from discontinued operations, net of income taxes	—	(0.01)	(0.01)	0.00
BASIC EARNINGS PER SHARE	$0.69	$0.40	$1.18	$0.51

DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$0.67	$0.40	$1.15	$0.50
Earnings (loss) from discontinued operations, net of income taxes	—	(0.01)	(0.01)	0.00
DILUTED EARNINGS PER SHARE	$0.67	$0.39	$1.15	$0.50

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding — Basic	61,407	60,195	61,077	60,098
Average Shares Outstanding — Diluted	63,150	61,496	62,752	61,348

SEGMENT SUMMARY
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales from continuing operations:
Cranes and related products	$570.0	$427.0	$1,047.4	$785.0
Foodservice equipment	113.3	103.7	206.9	199.9
Marine	62.9	58.9	124.8	115.0
Total	$746.2	$589.6	$1,379.1	$1,099.9

Operating earnings (loss) from continuing operations:
Cranes and related products	$75.6	$35.5	$126.8	$55.9
Foodservice equipment	17.8	16.4	28.4	28.7
Marine	1.9	(0.6)	5.5	1.0
General corporate expense	(10.1)	(5.5)	(19.3)	(10.8)
Amortization	(0.8)	(0.8)	(1.5)	(1.6)
Total	$84.4	$45.0	$139.9	$73.2

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2006 and 2005
(In millions)

BALANCE SHEET
ASSETS
	June 30,	December 31,
	2006	2005
Current assets:
Cash and temporary investments	$89.8	$231.8
Accounts receivable - net	346.2	243.2
Inventories — net	426.3	331.5
Other current assets	163.7	146.9
Total current assets	1,026.0	953.4

Property, plant and equipment — net	370.4	353.9
Intangible assets — net	614.6	569.5
Other long-term assets	76.5	85.0
TOTAL ASSETS	$2,087.5	$1,961.8

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$721.7	$591.8
Short-term borrowings	15.0	19.4
Product warranties	52.6	47.3
Product liabilities	33.2	31.8
Total current liabilities	822.5	690.3

Long-term debt	361.6	474.0
Other non-current liabilities	265.1	254.2
Stockholders’ equity	638.3	543.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,087.5	$1,961.8

CASH FLOW SUMMARY
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net earnings	$42.2	$24.1	$71.9	$30.5
Non-cash adjustments	27.1	20.0	45.5	37.0
Changes in operating assets and liabilities	(22.1)	(32.0)	(77.7)	(85.0)
Net cash provided by (used for) operating activities of continuing operations	47.2	12.1	39.7	(17.5)
Net cash provided by (used for) operating activities of discontinued operations	—	1.0	(0.3)	(10.9)
Net cash provided by (used for) operating activities	47.2	13.1	39.4	(28.4)
Business acquisition, net of cash acquired	(36.3)	—	(48.4)	—
Capital expenditures	(12.7)	(13.1)	(23.2)	(21.3)
Proceeds from sale of fixed assets	2.3	2.3	4.0	5.3
Payments on borrowings — net	(116.9)	2.5	(127.0)	(57.6)
Proceeds (payments) from receivable financing — net	(3.8)	(1.5)	6.0	(1.8)
Dividends paid	(2.2)	(2.1)	(4.3)	(4.2)
Stock options exercised	3.3	2.9	8.2	6.2
Debt issuance costs	—	(1.7)	—	(1.7)
Effect of exchange rate changes on cash	2.2	(1.6)	3.3	(3.3)
Net increase (decrease) in cash & temporary investments	$(116.9)	$0.8	$(142.0)	$(106.8)